Exhibit 99.1
Genpact Reports First Quarter 2022 Results
Total Revenue of $1.1 billion, Up 13% (14% on a constant currency basis)1
Global Client Revenue of $973 million, Up 14% (15% on a constant currency basis)1
Diluted EPS of $0.51, Up 9%; Adjusted Diluted EPS2 of $0.60, Up 2%
NEW YORK, May 5, 2022 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the first quarter ended March 31, 2022.

“We had a great start to the year with top-line growth, adjusted operating income margin, and adjusted diluted EPS all coming in ahead of our initial expectations,” said “Tiger” Tyagarajan, Genpact’s president and CEO. “Our investments in our strategic choices have positioned us well to help clients navigate the many challenges in this macro environment. We saw another quarter of strong demand for our analytics, digital, and consulting businesses that make up Transformation Services, as well as continued strength in our Intelligent Operations business.”

Key Financial Highlights – First Quarter 2022
•Total revenue was $1.1 billion, up 13% year-over-year (14% on a constant currency basis).1
•Revenue from Global Clients was $973 million, up 14% year-over-year (15% on a constant currency basis),1 representing 91% of total revenue.
•Revenue from GE businesses was $95 million, up 2% year-over-year, representing 9% of total revenue.
•Net income was $96 million, up 5% year-over-year, with a corresponding margin of 9.0%.
•Income from operations was $134 million, up 5% year-over-year, with a corresponding margin of 12.5%. Adjusted income from operations was $160 million, down 2% year-over-year, with a corresponding margin of 15.0%.3
•Diluted earnings per share was $0.51, up 9% year-over-year, and adjusted diluted earnings per share2 was $0.60, up 2% year-over-year.
•Cash utilized in operations was $114 million, compared to $77 million generated from operations during the first quarter of 2021.
•Genpact repurchased approximately 1.6 million of its common shares during the quarter for total consideration of approximately $76 million at an average price per share of $46.61.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
3 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

Full Year 2022 Outlook

Genpact now expects:
•Total revenue in the range of $4.325 billion to $4.4 billion, up 8.0% to 9.0%, or 9.0% to 11.0% on a constant currency basis, increased from the prior full-year outlook of $4.3 billion to $4.4 billion, up 7.0% to 9.0%, or 8.0% to 10.0% on a constant currency basis.1 The full-year revenue outlook now assumes an additional adverse impact from foreign currency (at current exchange rates) compared to the outlook given at the beginning of the year.
•Global Client revenue growth in the range of 9.0% to 11.0%, or 11.0% to 13.0% on a constant currency basis,1 increased from the prior outlook of 8.0% to 11.0%, or 9.0% to 12.0% on a constant currency basis.1
•Adjusted diluted EPS4 of $2.60 to $2.76, increased from the prior outlook of $2.53 to $2.71.
Genpact continues to expect:
•Adjusted income from operations margin5 of 16.0% to 16.5%.
Conference Call to Discuss Financial Results
Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on May 5, 2022 to discuss the company’s performance for the first quarter ended March 31, 2022. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Callers will be prompted to enter the conference ID, 8898149. A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

About Genpact
Genpact (NYSE: G) is a global professional services firm that makes business transformation real. Led by our purpose -- the relentless pursuit of a world that works better for people -- we drive digital-led innovation and digitally enabled intelligent operations for our clients. Guided by our experience reinventing and running thousands of processes for hundreds of clients, many of them Global Fortune 500 companies, we drive real-world transformation at scale. We think with design, dream in digital, and solve problems with data and analytics. Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 100,000+ of us. From New York to New Delhi, and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent the ways companies work. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.
4 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
5 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.

Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2022, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to the impact of the invasion of Ukraine by Russia and the related sanctions and other measures being implemented or imposed in response thereto, as well as any potential expansion or escalation of the conflict or its economic disruption beyond its current scope, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, general inflationary pressures and our ability to share increased costs with our clients, our ability to effectively price our services and maintain pricing and employee utilization rates, the impact of the COVID-19 pandemic on our business and on our employees, clients, partners and suppliers, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Siya Belliappa
+1 (718) 561-9843
siya.belliappa@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2021	As of March 31, 2022
Assets
Current assets
Cash and cash equivalents	$899,458	$861,760
Accounts receivable, net of allowance for credit losses of $24,329 and $21,938 as of December 31, 2021 and March 31, 2022, respectively	887,742	971,361
Prepaid expenses and other current assets	134,441	151,613
Total current assets	$1,921,641	$1,984,734

Property, plant and equipment, net	215,089	202,707
Operating lease right-of-use assets	270,603	253,568
Deferred tax assets	106,322	99,079
Intangible assets, net	169,635	154,149
Goodwill	1,731,027	1,722,012
Contract cost assets	238,794	234,772
Other assets, net of allowance for credit losses of $3,711 and $3,272 as of December 31, 2021 and March 31, 2022, respectively	322,158	320,250
Total assets	$4,975,269	$4,971,271

Liabilities and equity
Current liabilities
Short-term borrowings	$—	$250,000
Current portion of long-term debt	383,433	383,569
Accounts payable	24,984	21,098
Income taxes payable	47,353	53,212
Accrued expenses and other current liabilities	791,440	615,918
Operating leases liability	61,591	59,497
Total current liabilities	$1,308,801	$1,383,294

Long-term debt, less current portion	1,272,476	1,264,372
Operating leases liability	247,707	229,776
Deferred tax liabilities	3,942	3,613
Other liabilities	245,210	242,822
Total liabilities	$3,078,136	$3,123,877

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 185,336,357 and 185,072,415 issued and outstanding as of December 31, 2021 and March 31, 2022, respectively	1,847	1,845
Additional paid-in capital	1,717,165	1,693,854
Retained earnings	732,474	729,503
Accumulated other comprehensive income (loss)	(554,353)	(577,808)
Total equity	$1,897,133	$1,847,394

Total liabilities and equity	$4,975,269	$4,971,271

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended March 31,
	2021	2022
Net revenues	$946,071	$1,068,443
Cost of revenue	600,928	685,962
Gross profit	$345,143	$382,481
Operating expenses:
Selling, general and administrative expenses	200,732	237,296
Amortization of acquired intangible assets	16,176	11,306
Other operating (income) expense, net	353	3
Income from operations	$127,882	$133,876
Foreign exchange gains (losses), net	3,293	4,303
Interest income (expense), net	(12,342)	(12,088)
Other income (expense), net	1,392	(409)
Income before income tax expense	$120,225	$125,682
Income tax expense	28,952	29,503
Net income	$91,273	$96,179
Earnings per common share
Basic	$0.48	$0.52
Diluted	$0.47	$0.51
Weighted average number of common shares used in computing earnings per common share
Basic	188,650,112	185,637,776
Diluted	193,213,258	189,558,404

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months ended March 31,
	2021	2022
Operating activities
Net income	$91,273	$96,179
Adjustments to reconcile net income to net cash (used for)/ provided by operating activities:
Depreciation and amortization	28,953	24,847
Amortization of debt issuance costs	557	690
Amortization of acquired intangible assets	16,176	11,306
Write-down of intangible assets and property, plant and equipment	836	—
Allowance for credit losses	727	(463)
Unrealized gain on revaluation of foreign currency asset/liability	(3,127)	(4,599)
Stock-based compensation expense	17,430	15,250
Deferred tax expense	31	4,914
Others, net	201	19
Change in operating assets and liabilities:
Increase in accounts receivable	(6,385)	(83,548)
(Increase) decrease in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	14,526	(4,120)
Increase (decrease) in accounts payable	7,700	(2,010)
Decrease in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(106,727)	(179,186)
Increase in income taxes payable	14,985	6,440
Net cash (used for)/ provided by operating activities	$77,156	$(114,281)
Investing activities
Purchase of property, plant and equipment	(12,010)	(16,744)
Payment for internally generated intangible assets (including intangibles under development)	(1,897)	(1,065)
Proceeds from sale of property, plant and equipment	681	43
Payment for business acquisitions, net of cash acquired	(5,309)	—
Net cash used for investing activities	$(18,535)	$(17,766)
Financing activities
Repayment of finance lease obligations	(3,037)	(2,292)
Payment of debt issuance costs	(1,893)	—
Proceeds from long-term debt	350,000	—
Repayment of long-term debt	(8,500)	(8,500)
Proceeds from short-term borrowings	—	250,000
Repayment of short-term borrowings	(250,000)	—
Proceeds from issuance of common shares under stock-based compensation plans	6,596	3,300
Payment for net settlement of stock-based awards	(28,721)	(41,889)
Dividend paid	(20,115)	(23,134)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(134,218)	(76,032)
Net cash (used for)/ provided by financing activities	$(89,888)	$101,453
Effect of exchange rate changes	(5,171)	(7,104)
Net decrease in cash and cash equivalents	(31,267)	(30,594)
Cash and cash equivalents at the beginning of the period	680,440	899,458
Cash and cash equivalents at the end of the period	$644,002	$861,760
Supplementary information
Cash paid during the period for interest	$4,086	$1,893
Cash paid during the period for income taxes, net of refund	$21,988	$28,580

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains, losses and impairment charges attributable to equity-method investments from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months ended March 31, 2021 and 2022:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended March 31,
	2021	2022
Net income	$91,273	$96,179
Foreign exchange (gains) losses, net	(3,293)	(4,303)
Interest (income) expense, net	12,342	12,088
Income tax expense	28,952	29,503
Stock-based compensation expense	17,430	15,250
Amortization and impairment of acquired intangible assets	15,952	11,302
Adjusted income from operations	$162,656	$160,019
Net income margin	9.6%	9.0%
Adjusted income from operations margin	17.2%	15.0%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended March 31,
	2021	2022
Income from operations	$127,882	$133,876
Stock-based compensation expense	17,430	15,250
Amortization and impairment of acquired intangible assets	15,952	11,302
Other income (expense), net	1,392	(409)
Adjusted income from operations	$162,656	$160,019
Income from operations margin	13.5%	12.5%
Adjusted income from operations margin	17.2%	15.0%

Reconciliation of Diluted EPS to Adjusted Diluted EPS6
(Per share data)

	Three months ended March 31,
	2021	2022
Diluted EPS	$0.47	$0.51
Stock-based compensation expense	0.09	0.08
Amortization and impairment of acquired intangible assets	0.08	0.06
Tax impact on stock-based compensation expense	(0.03)	(0.03)
Tax impact on amortization and impairment of acquired intangible assets	(0.02)	(0.01)
Adjusted diluted EPS	$0.59	$0.60

6 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2022:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin7

	Year ending December 31, 2022
	Lower	Upper
Net income margin	9.4%	9.8%
Estimated foreign exchange (gains) losses, net	(0.1)%	(0.1)%
Estimated interest (income) expense, net	1.0%	1.0%
Estimated income tax expense	3.0%	3.1%
Estimated stock-based compensation expense	1.7%	1.6%
Estimated amortization of acquired intangible assets	1.0%	1.0%
Adjusted income from operations margin	16.0%	16.5%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin7

	Year ending December 31, 2022
	Lower	Upper
Income from operations margin	13.3%	13.8%
Estimated stock-based compensation expense	1.7%	1.6%
Estimated amortization and impairment of acquired intangible assets	1.0%	1.0%
Estimated other income (expense), net	0.1%	0.1%
Adjusted income from operations margin	16.0%	16.5%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS7
(Per share data)

	Year ending December 31, 2022
	Lower	Upper
Diluted EPS	$2.14	$2.30
Estimated stock-based compensation expense	0.39	0.39
Estimated amortization and impairment of acquired intangible assets	0.23	0.23
Estimated tax impact on stock-based compensation expense	(0.10)	(0.10)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.06)	(0.06)
Adjusted diluted EPS	$2.60	$2.76

7 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.